UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—August 7, 2019
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of exchange on which registered
Common Shares, $0.01 per share	AGO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02
Results of Operations and Financial Condition

On August 7, 2019, Assured Guaranty Ltd. (AGL) issued a press release reporting its second quarter 2019 results and the availability of its June 30, 2019 financial supplement. The press release and the financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 7.01
Regulation FD Disclosure

On August 7, 2019, AGL issued a press release announcing the execution of an agreement for it to purchase, through a subsidiary, all of the outstanding equity interests in BlueMountain Capital Management, LLC and its associated entities. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein. In addition, on August 7, 2019, AGL made available in the Investor Information section of its website (http://assuredguaranty.com/presentations) the Assured Guaranty Ltd. Investor Presentation entitled "BlueMountain Acquisition."

Item 9.01	Financial Statements and Exhibits. (d) Exhibits
Exhibit Number	Description
99.1	Assured Guaranty Ltd. Press Release dated August 7, 2019 reporting second quarter 2019 results
99.2	June 30, 2019 Financial Supplement of Assured Guaranty Ltd.
99.3
Assured Guaranty Ltd. Press Release dated August 7, 2019 announcing execution of an agreement for it to purchase, through a subsidiary, all the outstanding equity interests in BlueMountain Capital Management, LLC and its associated entities

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ Robert A. Bailenson
Name: Robert A. Bailenson
Title: Chief Financial Officer

DATE: August 7, 2019